                                  STB SYSTEMS, INC.
                                   VOTING AGREEMENT


     This Voting Agreement ("AGREEMENT") is made and entered into as of December 13, 1998 between 3Dfx Interactive, Inc., a California corporation ("3Dfx"), and the undersigned shareholder ("SHAREHOLDER") of STB Systems, Inc. a Texas corporation (the "STB").

                                       RECITALS

     A. Concurrently with the execution of this Agreement, 3Dfx, STB and Voodoo Merger Sub, a Texas corporation and a wholly owned subsidiary of 3Dfx ("MERGER SUB"), have entered into an Agreement and Plan of Reorganization of even date herewith (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into STB. Pursuant to the Merger, shares of Common Stock of STB will be converted into the right to receive shares of Common Stock of 3Dfx in the manner set forth in the Merger Agreement.

     B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock of STB as is indicated on the final page of this Agreement (the "SHARES").

     C. As a material inducement to enter into the Merger Agreement, 3Dfx desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of STB acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of STB so as to facilitate consummation of the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, the parties agree as follows:

     1.   AGREEMENT TO RETAIN SHARES.

          1.1 TRANSFER AND ENCUMBRANCE. Shareholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated in accordance with its terms.

          1.2 ADDITIONAL PURCHASES. Shareholder agrees that any shares of capital stock of STB that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of STB called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of STB with respect to any of the following, Shareholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and
(ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with 3Dfx and its affiliates and against any liquidation or winding up of STB (each of the foregoing is hereinafter referred to as an "OPPOSING PROPOSAL"). Shareholder agrees not to take any actions contrary to Shareholder's obligations under this Agreement.

     3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to 3Dfx a proxy in the form attached hereto as ANNEX A (the "PROXY"), which shall be irrevocable, with respect to the total number of shares of capital stock of STB beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDER. Shareholder hereby represents, warrants and covenants to 3Dfx as follows:

          4.1 OWNERSHIP OF SHARES. Shareholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of STB other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          4.2 NO PROXY SOLICITATIONS. Shareholder will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a shareholders' vote or action by consent of STB shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of STB with respect to an Opposing Proposal.

     5. ADDITIONAL DOCUMENTS. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of 3Dfx and Shareholder, as the case may be, to carry out the intent of this Agreement.

     6. CONSENT AND WAIVER. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

     7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8.   MISCELLANEOUS.

          8.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          8.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          8.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that 3Dfx will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to 3Dfx upon any such violation, 3Dfx shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to 3Dfx at law or in equity.

          8.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

          If to 3Dfx:              3Dfx Interactive, Inc.


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

                                   4435 Fortran Drive
                                   San Jose, California 95134
                                   Attention: Chief Financial Officer
                                   Facsimile: (408) 262-5551


          With a copy to:          Wilson Sonsini Goodrich & Rosati
                                   650 Page Mill Road
                                   Palo Alto, California 94304-1050
                                   Attention: Robert P. Latta, Esq./Chris F.
                                   Fennell, Esq.

          If to the Shareholder:   At the address provided on the signature
                                   page hereto

          With a copy to:          Locke Purnell Rain Harrell
                                   2200 Ross Avenue, Suite 2200
                                   Dallas, Texas 75201
                                   Attention: John B. McKnight, Esq.
                                   Facsimile: (214) 740-8800

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          8.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflicts of laws principles thereof.

          8.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          8.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.


                  [Remainder of This Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                   3DFX INTERACTIVE, INC.



                                   By: /s/ L. Gregory Ballard
                                      ------------------------------------------
                                   Name: L. Gregory Ballard
                                        ----------------------------------------
                                   Title: President and Chief Executive Officer
                                         ---------------------------------------


                                   SHAREHOLDER


                                   /s/ William E. Ogle
                                   ---------------------------------------------
                                   Name:


                                   Shareholder's Address for Notice:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   Number of Shares Beneficially Owned:


                                   1,638,272         shares of Common Stock
                                   -----------------




                          [Voting Agreement Signature Page]

                                       ANNEX A

                                  IRREVOCABLE PROXY

     The undersigned Shareholder of STB Systems, Inc., a Texas corporation ("STB"), hereby irrevocably appoints the directors on the Board of Directors of 3Dfx Interactive, Inc., a California corporation ("3Dfx"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of STB beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until the earlier to occur of (i) such time as that certain Agreement and Plan of Reorganization dated as of December 13, 1998 (the "MERGER AGREEMENT"), among 3Dfx, Voodoo Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of 3Dfx ("MERGER SUB"), and STB, shall be terminated in accordance with its terms or
(ii) the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of December 13, 1998 between 3Dfx and the undersigned Shareholder (the "VOTING AGREEMENT"), and is granted in consideration of 3Dfx entering into the Merger Agreement. 3Dfx and the undersigned Shareholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for 3Dfx to enter into the Merger Agreement and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of STB shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of STB with any party other than 3Dfx and its affiliates and against any liquidation or winding up of STB.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the shareholders of STB and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of STB with any party other than 3Dfx and its affiliates, and against any liquidation or winding up of STB, and may not exercise this proxy on any other matter. The undersigned Shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.


Dated: December 13, 1998



     Signature of Shareholder: /s/ William E. Ogle
                              ------------------------------
     Print Name of Shareholder: William E. Ogle
                               -----------------------------
     Shares beneficially owned:

     1,638,272               shares of Common Stock
     -----------------------